Exhibit 5

Appendix 3Y

Change of Director’s Interest Notice

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available.  Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited

ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	John Weir Ingram

Date of last notice	21 November 2003

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	Mr Ingram’s interest in the shares is under the Rinker Group Ltd Employee Share Acquisition Plan (“ESAP”). The shares are held by the trustee of ESAP.

Date of change	22 June 2004

No. of securities held prior to change	15,000 held personally (direct interest)

Class	Ordinary

Number acquired	250

Number disposed	—

Value/Consideration Note: If consideration is non-cash, provide details and estimated valuation	$1,995.00

No. of securities held after change	Held personally: 15,000* Held under ESAP: 250

*unchanged

+ See chapter 19 for defined terms.

Nature of change Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back	On market trade

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director” should be disclosed in this part.

Detail of contract	N/a

Nature of interest	—

Name of registered holder (if issued securities)	—

Date of change	—

No. and class of securities to which interest related prior to change Note: Details are only required for a contract in relation to which the interest has changed	—

Interest acquired

Interest disposed

Value/Consideration Note: If consideration is non-cash, provide details and an estimated valuation	—

Interest after change	—

+ See chapter 19 for defined terms.